Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF OVINTIV INC.

On June 12, 2023, Ovintiv Inc. (“Ovintiv”) completed the acquisition (the “Permian Acquisition”) to purchase the outstanding equity interests of six Delaware limited liability companies including Black Swan Permian, LLC and Black Swan Operating, LLC (together, “Black Swan Combined”), PetroLegacy Energy II, LLC, PearlSnap Midstream, LLC, Piedra Energy III, LLC and Piedra Energy IV, LLC and associated subsidiaries (collectively, the “Permian LLCs”) from NMB Seller Representative, LLC, representing the respective sellers including, Black Swan Oil & Gas, LLC, PetroLegacy II Holdings, LLC, Piedra Energy III Holdings, LLC and Piedra Energy IV Holdings, LLC (collectively the “Sellers”), which are portfolio companies of funds managed by EnCap Investments L.P (“EnCap”). The Company paid aggregate cash consideration of approximately $3.2 billion and issued 31.8 million shares of Ovintiv common stock, representing a value of the consideration of approximately $1.2 billion, subject to final closing adjustments. The cash portion of the consideration was funded through a combination of net proceeds from the Company’s issuance of senior notes offered on May 31, 2023, net proceeds from the sale of the Company’s Bakken assets, cash on hand and proceeds from short-term borrowings. The Permian Acquisition is strategically located in close proximity to Ovintiv’s current Permian operations and adds approximately 1,050 net well locations to Ovintiv’s existing Permian inventory and approximately 65,000 net acres.

The Permian Acquisition has been accounted for under the acquisition method and as a single transaction because the purchase agreement was entered into at the same time with EnCap and in contemplation of one another to achieve an overall economic effect. As the Permian Acquisition was completed on June 12, 2023, the effects from the issuance of the senior notes and short-term borrowings (“financing transaction”) and the consideration paid in Permian Acquisition were included in the Ovintiv’s unaudited historical condensed consolidated balance sheet as of June 30, 2023; therefore, a pro forma balance sheet is not included herein. In addition, Ovintiv’s unaudited historical condensed consolidated statement of earnings for the six months ended June 30, 2023 include the results from the Permian Acquisition and the financing transaction from June 12, 2023 through June 30, 2023.

The unaudited pro forma condensed combined statements of earnings, included herein, for the six months ended June 30, 2023 and for the year ended December 31, 2022 were prepared as if the Permian Acquisition and the financing transaction had occurred on January 1, 2022. The unaudited pro forma condensed combined statements of earnings are derived from the historical consolidated financial statements of Ovintiv and the Permian LLCs, adjusted to reflect the combination of Ovintiv and the Permian LLCs. Certain of the Permian LLCs historical amounts have been reclassified to conform to Ovintiv’s financial statement presentation.

The unaudited pro forma condensed combined financial statements reflect the following pro forma adjustments, based on available information and certain assumptions that Ovintiv believes are reasonable:

•	consideration consisting of i) the issuance of approximately 31.8 million shares of Ovintiv common stock and ii) $3.2 billion in cash;

•

the effects of debt financing including the Company’s revolving credit facility and the senior unsecured notes issued on May 31, 2023. Ovintiv issued the senior unsecured notes at varying fixed interest rates and maturities with a weighted average interest rate of 6.06%. The proceeds from the senior notes issued and the Company’s revolving credit facility was used to fund the cash consideration of the Permian Acquisition;

•	recognition of expenses for transaction-related costs; and

•	the recognition of estimated tax impacts of the pro forma adjustments.

The unaudited pro forma condensed combined financial statement of earnings for the year ended December 31, 2022 do not reflect a pro forma adjustment related to the proceeds and sale of Ovintiv’s Bakken oil and gas properties (“Bakken Assets”), which closed on June 12, 2023. The Bakken Assets were purchased by Grayson Mill Bakken, LLC, also a portfolio company of funds managed by EnCap, under a separate purchase agreement. The Bakken Assets were determined to not be significant and comprise less than five percent of the Company’s total assets and revenue. However, the proceeds received from the sale of the Bakken Assets were to be $706 million, after closing adjustments, and were used to fund the Permian Acquisition. As a result, the issuance of senior unsecured debt financing used to fund the Permian Acquisition was $2.3 billion and $250 million from incremental borrowings under the credit facility and short-term borrowings as compared to the $3.125 billion of debt financing reflected in the unaudited pro forma condensed combined statement of earnings.

The unaudited pro forma condensed combined financial statements of earnings have been derived from and should be read together with Ovintiv’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K as of and or the year ended December 31, 2022 and its unaudited historical condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2023, and with the respective Permian LLC’s audited historical consolidated financial statements as of and for the year ended December 31, 2022, unaudited historical consolidated financial statements for the periods ended January 1, 2023 to March 31, 2023 and statements of revenues and direct operating expenses, which are incorporated by reference, and unaudited historical consolidated financial information for the periods ended April 1, 2023 to June 11, 2023, as applicable.

The unaudited pro forma condensed combined financial statements of earnings are provided for illustrative purposes only and are not intended to represent what Ovintiv’s results of operations would have been had the Permian Acquisition actually been consummated on the assumed dates, nor is it indicative of Ovintiv’s future results of operations. The unaudited pro forma condensed combined financial statements of earnings does not reflect future events that may occur after the Permian Acquisition, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the combined operations. As a result, future results may vary significantly from the pro forma results reflected herein.

Unaudited Pro Forma Condensed Combined Statement of Earnings

For the Six Months Ended June 30, 2023

		Historical for the Three Months Ended March 31, 2023						Historical for the Period Ended April 1 to June 11, 2023	Pro Forma Adjustments
($ millions, except per share amounts)	Ovintiv Historical	Piedra Energy III, LLC	Piedra Energy IV, LLC	PetroLegacy Energy II, LLC	PearlSnap Midstream, LLC	Black Swan Combined	Interests in 1025 Investments, LLC(1)	Combined Permian LLC’s	Reclassification & Elimination Adjustments (Note 2)		Acquisition & Transaction Adjustments (Note 2)		Pro Forma Combined
Revenues
Product and service revenues	4,944	—	—	—	—	82	3	59	445	a	—		5,533
Oil & condensate	—	81	17	111	—	—	—	220	(429)	a	—		—
Natural gas	—	2	—	2	—	—	—	3	(7)	a	—		—
Natural gas liquids	—	—	—	4	—	—	—	3	(7)	a	—		—
Gains (losses) on risk management, net	89	1	—	—	—	—	—	—	12	a	—		102
Sublease revenues	35	—	—	—	—	—	—	—	—		—		35
Produced water handling - related parties	—	—	—	—	5	—	—	5	(10)	a,b	—		—
Water solutions - related parties	—	—	—	—	3	—	—	2	(5)	a,b	—		—

Total Revenues	5,068	84	17	117	8	82	3	292	(1)		—		5,670
Operating Expenses
Production, mineral and other taxes	160	4	1	5	—	4	—	13	—		—		187
Transportation and processing	907	—	—	—	—	—	—	—	—		—		907
Operating	381	7	1	25	2	10	—	41	(7)	b	—		460
Purchased product	1,393	—	—	—	—	—	—	—	—		—		1,393
Depreciation, depletion and amortization	783	21	35	26	—	34	—	69	—		8	d	976
Accretion of asset retirement obligation	9	—	—	—	—	—	—	—	—		—		9
Administrative	226	—	1	1	—	1	—	3	—		(75)	f	157

Total Operating Expenses	3,859	32	38	57	2	49	—	126	(7)		(67)		4,089

Operating Income (Loss)	1,209	52	(21)	60	6	33	3	166	6		67		1,581

Other (Income) Expenses
(Gain) Loss on derivative contracts, net	—	—	—	(7)	—	—	—	(5)	12	a	—		—
Interest	151	2	1	4	—	—	—	7	—		64	e	229
Foreign exchange (gain) loss, net	22	—	—	—	—	—	—	—	—		—		22
Other (gains) losses, net	(14)	—	—	—	—	—	—	—	—		—		(14)

Total Other (Income) Expenses	159	2	1	(3)	—	—	—	2	12		64		237

Net Earnings (Loss) Before Income Tax	1,050	50	(22)	63	6	33	3	164	(6)		3		1,344
Income tax expense (recovery)	227	—	1	1	—	1	—	2	—		60	g	292

Net Earnings (Loss)	823	50	(23)	62	6	32	3	162	(6)		(57)		1,052

Net Earnings Per Common Share
Basic	3.33											h	3.81
Diluted	3.28											h	3.76
Weighted Average Common Shares Outstanding (millions)
Basic	246.9											h	276.0
Diluted	250.8											h	279.9

(1)

Certain Interests in 1025 Investments, LLC acquired by Ovintiv USA Inc. (“Interests in 1025 Investments, LLC”). The financial information related to Certain Interests in 1025 Investments, LLC has been prepared in a Statement of Revenues and Direct Operating Expenses.

Unaudited Pro Forma Condensed Combined Statement of Earnings

For the Year Ended December 31, 2022

		Permian LLCs Historical						Pro Forma Adjustments
($ millions, except per share amounts)	Ovintiv Historical	Piedra Energy III, LLC	Piedra Energy IV, LLC	PetroLegacy Combined (1)	PearlSnap Midstream, LLC	Black Swan Combined	Interests in 1025 Investments, LLC(2)	Reclassification & Elimination Adjustments (Note 2)		Acquisition & Transaction Adjustments (Note 2)		Pro Forma Combined
Revenues
Product and service revenues	14,263	—	—	—	—	220	6	719	a	—		15,208
Oil & condensate		262	1	418	—	—	—	(681)	a	—		—
Natural gas		10	—	9	—	—	—	(19)	a	—		—
Natural gas liquids		—	—	14	—	—	—	(14)	a	—		—
Gains (losses) on risk management, net	(1,867)	(10)	—	—	—	—	—	(36)	a	—		(1,913)
Sublease revenues	68	—	—	—	—	—	—	—		—		68
Loss on sale of properties	—	(1)	—	—	—	—	—	—		1	c	—
Produced water handling	—	—	—	—	1	—	—	(1)	a,b	—		—
Produced water handling - related parties	—	—	—	—	10	—	—	(10)	a,b	—		—
Water solutions - related parties	—	—	—	—	10	—	—	(10)	a,b	—		—

Total Revenues	12,464	261	1	441	21	220	6	(52)		1		13,363

Operating Expenses
Production, mineral and other taxes	415	13	—	21	—	11	—	—		—		460
Transportation and processing	1,786	—	—	—	—	—	—	—		—		1,786
Operating	802	30	1	45	6	36	—	(6)	b	—		914
Purchased product	4,055	—	—	—	—	—	—	—		—		4,055
Depreciation, depletion and amortization	1,113	49	—	123	1	61	—	—		140	d	1,487
Accretion of asset retirement obligation	18	1	—	—	—	—	—	—		—		19
Administrative	422	2	2	4	2	5	—	—		75	f	512

Total Operating Expenses	8,611	95	3	193	9	113	—	(6)		215		9,233

Operating Income (Loss)	3,853	166	(2)	248	12	107	6	(46)		(214)		4,130

Other (Income) Expenses
Loss on derivative contracts	—	—	—	36	—	—	—	(36)	a	—		—
Interest	311	5	—	9	—	—	—	—		151	e	476
Foreign exchange (gain) loss, net	15	—	—	—	—	—	—	—		—		15
Other (gains) losses, net	(33)	—	—	—	—	—	—	—		—		(33)

Total Other (Income) Expenses	293	5	—	45	—	—	—	(36)		151		458

Net Earnings (Loss) Before Income Tax	3,560	161	(2)	203	12	107	6	(10)		(365)		3,672
Income tax expense (recovery)	(77)	1	—	2	—	3	—	—		18	g	(53)

Net Earnings (Loss)	3,637	160	(2)	201	12	104	6	(10)		(383)		3,725

Net Earnings Per Common Share
Basic	14.34										h	13.05
Diluted	14.08										h	12.84
Weighted Average Common Shares Outstanding (millions)
Basic	253.6										h	285.4
Diluted	258.4										h	290.2

(1)	Comprises the combined financial information of PetroLegacy Energy II, LLC and Certain Interests in Peacemaker Royalties, LP (“PetroLegacy Combined”).
(2)

Certain Interests in 1025 Investments, LLC acquired by Ovintiv USA Inc. (“Interests in 1025 Investments, LLC”). The financial information related to Certain Interests in 1025 Investments, LLC has been prepared in a Statement of Revenues and Direct Operating Expenses.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF EARNINGS

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial statements of earnings have been derived from the historical consolidated financial statements of Ovintiv and the historical financial information of the Permian LLCs in accordance with Article 11 of the Securities and Exchange Commission’s (“SEC”) Regulation S-X. Certain of the Permian LLCs historical amounts have been reclassified to conform to Ovintiv’s financial statement presentation. The unaudited pro forma condensed combined statements of earnings for the period ended June 30, 2023 and the year ended December 31, 2022 give effect to the Permian Acquisition and the related financing transactions as if they had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial statements of earnings reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Ovintiv believes are reasonable. However, actual results may differ from those reflected in these statements. In Ovintiv’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma condensed combined financial statements of earnings do not purport to represent what the results of operations would have been if the Permian Acquisition and the related financing transactions had actually occurred on the dates indicated above, nor are they indicative of Ovintiv’s future results of operations. No adjustments have been made to the pro forma financial information to reflect costs savings or synergies that may be obtained as a result of the Permian Acquisition described herein.

The unaudited pro forma condensed combined financial information includes adjustments to conform the Permian LLCs accounting policies to Ovintiv’s accounting policies, including adjusting the Permian LLCs oil and gas properties to the full cost method. The Permian LLCs followed the successful efforts method of accounting for oil and gas properties, while Ovintiv follows the full cost method of accounting for oil and gas properties. Certain costs that are expensed under the successful efforts method are capitalized under the full cost method, including unsuccessful exploration drilling costs, geological and geophysical costs, delay rentals on leases and administrative expenses directly related to exploration and development activities. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are all included in a single full cost pool, which is amortized on a units-of-production basis over total proved reserves. Under the successful efforts method of accounting, property acquisition costs are amortized on a units-of-production basis over total proved reserves, while costs of wells and related equipment and facilities are amortized on a units-of-production basis over proved developed reserves. Under the full cost method of accounting, proceeds from the divestiture of properties are normally deducted from the full cost pool without recognition of a gain or loss unless the deduction significantly alters the relationship between capitalized costs and proved reserves in the cost center, in which case a gain or loss is recognized in net earnings. Under the successful efforts method of accounting, gains or losses are recognized on divestitures of properties.

Note 2. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Earnings

The following adjustments have been made to the accompanying unaudited pro forma condensed combined statements of earnings for the periods ended June 30, 2023 and the year ended December 31, 2022:

(a)	Reflects reclassification of the Permian LLCs amounts presented to conform to Ovintiv’s presentation:

•	Revenues from Oil & condensate, Natural gas, Natural gas liquids gas sales, sales from Produced water and Water solutions to Product and service revenues; and

•	(Gain) Loss on derivative contracts, net reclassified to Gains (losses) on risk management.

(b)	Reflects the elimination of historical related party transactions between the Permian LLCs acquired that would be treated as intercompany transactions on a consolidated basis.

(c)	Reflects the harmonization of accounting policies, whereby proceeds from divestiture of properties are deducted from the full cost pool without recognition of a gain or loss.

(d)

Reflects the harmonization of accounting policies, whereby Depreciation, depletion and amortization expense is calculated using Ovintiv’s depletion rate calculated under the full cost method of accounting for oil and gas properties based on the preliminary purchase price allocation.

(e)

Reflects interest expense, net of capitalized amounts, calculated using an weighted average effective interest rate of 6.06% related to the $2.3 billion in senior unsecured notes that were issued on May 31, 2023 and the remaining $825 million from incremental borrowings under the Company’s credit facility and short-term borrowings to fund the Permian Acquisition. For purposes of the pro forma, a 0.25 percent change in the assumed interest rate of the incremental short-term borrowings were based on the Secured Overnight Financing Rates would increase or decrease the interest expense by $1 million for the period ended June 30, 2023 and $2.1 million for the year ended December 31, 2022.

The unaudited pro forma condensed combined statement of earnings for the period ending December 31, 2022 do not reflect a pro forma adjustment related to the proceeds and sale of Ovintiv’s Bakken Assets, which closed on June 12, 2023. Proceeds from the sale of the Bakken Asset were $706 million, after closing adjustments, and were used to fund the Permian Acquisition. As a result, the debt financing used to fund the Permian Acquisition was $2.3 billion from the senior unsecured note issued on May 31, 2023 and $250 million from incremental borrowings under the credit facility and short-term borrowings.

(f)

Reflects the impact of advisor, legal and accounting fees that are not capitalized as part of the transaction. These costs were substantially incurred as of the date of this Form 8-K filing. Accordingly, the pro forma statements of earnings reflect the effects of these nonrecurring charges as if they were incurred January 1, 2022.

(g)

Reflects the approximate income tax effects of the pro forma adjustments presented. The tax rate applied to the pro forma adjustments was the statutory federal and apportioned statutory state tax rate, net of the federal benefit of state taxes, applied to pre-tax income.

(h)	Reflects Ovintiv’s common stock issued to the Permian LLCs.